SEPARATION AGREEMENT AND RELEASE

This CONFIDENTIAL SEPARATION AGREEMENT AND RELEASE (together with all exhibits and documents incorporated herein, collectively, the “Agreement”) is made this 8th day of July, 2015 (the “Effective Date”), by and between Blue Line Protection Group, Inc., a publicly-traded company formed under the laws of the State of Nevada (the “Company”) and Sean Campbell (“Campbell”). The Company and Campbell shall collectively be referred to hereinafter as the “Parties.”

WHEREAS, Campbell has been employed as the Company Chief Executive Officer effective March 1, 2014;

WHEREAS, Campbell wishes to resign from the office of Chief Executive Officer, effective on the date of next annual shareholder meeting of the Company when the successor director is elected by the shareholders of the Company (the “Resignation Date”); and

WHEREAS, the Parties desire to resolve any disputes and set forth their agreement concerning the terms and conditions of the separation of Campbell’s employment.

NOW THEREFORE, in consideration of the foregoing and the mutual benefits to be derived from the performance hereof, the Parties agree as follows:

1.

Cessation of Employment.  Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, Campbell agrees to resign as the Chief Executive Officer and from the Board of Directors of the Company by submitting the Resignation attached hereto as Exhibit A on the Resignation Date.

2.

Consideration.  Campbell attests that the Company has not made salary payments to Campbell and Campbell has (a) accrued executive compensation through the Effective Date in the amount of $150,000 and (b) accrued authorized expenses incurred for and on behalf of the Company in the approximate amount of $45,000 (collectively, “Accrued Expenses”).  Campbell shall dismiss all Accrued Expenses and shall acknowledge that he is owed no further payment from the Company or any of the Released Entities (as defined herein), including any amounts for additional compensation, bonuses, benefits, vacation pay or expense reimbursements.

3.

Release by Campbell.  Campbell hereby fully and forever releases and discharges the Company, and all related or affiliated entities, including without limitation the Company, Blue Line Protection Group, Inc., its subsidiaries and their respective past and present Board of Directors (including individual Board members personally and in their official capacities), officers, shareholders, directors, partners, members, employees, agents, attorneys, principals (collectively the “Released Entities”) from any and all claims, liens, agreements, contracts, covenants, actions, suits, demands, causes of action, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities, of whatever kind or nature, direct or indirect, in law, equity, or otherwise, whether known or unknown, vested or contingent, suspected or unsuspected, which existed in the past or which currently exist, arising out of Campbell’s employment by the Company or the termination thereof (collectively, “Claims”), whether such Claims, or causes of action are or may have been brought under federal, state or local statutory or common law, and including, without limitation, any claims or causes of action, alleging wrongful or negligent discharge, discrimination on the basis of race, sex, sexual orientation, age, disability, religion, national origin, creed, color, marital status, or on any protected basis; under Title VII of the Civil Rights Act of 1964  (42 U.S.C. §2000e et seq.), the Civil Rights Acts of 1866 and 1871 (42 U.S.C. §§1981 and 1983), the Americans with Disabilities Act (42 U.S.C. §12101 et seq.), the Family and Medical Leave Act (29 U.S.C. §2601 et seq.), the Rehabilitation Act of 1973 (29 U.S.C. §791 et seq.), the Equal Pay Act of 1963 (29 U.S.C. §206 et seq.), the Genetic Information Non-Discrimination Act (42 U.S.C. 2000ff  et seq.), the Worker Adjustment and Retraining Notification Act (29 U.S.C. §2101), the Lilly Ledbetter Fair Pay Act of 2009, the Colorado Civil Rights Act, Colorado Wage Payment Laws, the Colorado Employment Protection Act, and all applicable federal, state and local employment and employment discrimination laws and regulations, all of the above laws as amended; and any claims, demands or actions based on retaliatory discharge, breach of covenant of good faith and fair dealing or other alleged promise, whistleblowing, infliction of emotional distress, defamation, or breach of contract or any other employment-related action under any local, state or federal law. This release expressly includes, without limiting the generality of the foregoing, any claims for penalties, punitive damages, or attorneys’ fees or costs by Campbell or his attorneys.

The Parties expressly acknowledge that this release does not relinquish any rights or claims that the law does not allow to be waived, or any claims that may arise after the date Campbell signs this Agreement, nor does it preclude Campbell from filing a charge of discrimination with a local or state agency or the Equal Employment Opportunity Commission, although Campbell agrees that he will not seek damages if he does file such a charge or has filed a charge, and Campbell waives any right to any monetary recovery or other relief should the EEOC or any other agency pursue a claim on Campbell’s behalf.  The foregoing release shall not apply to and shall not affect the Parties’ right to enforce the terms of this Agreement or seek remedy for the breach thereof.

4.

Release by the Company.  The Company hereby fully and forever releases and discharges Campbell from any and all Claims.  Notwithstanding the foregoing, the releases and discharges contained in this Paragraph 4 shall not apply to any Claims in which a final adjudication establishes that Campbell’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law.

5.

Non-Admission. The Parties agree that this Agreement does not constitute an admission of any violation by the Company, any of the Released Entities, or Campbell of any laws including, but not limited to, the laws identified in Paragraph 3 above.

6.

Miscellaneous.

(a)

Breach and Enforcement.  In the event of any litigation to enforce the terms of this Agreement, the prevailing party shall be entitled to an award of its reasonable attorneys’ fees and costs incurred therein.

(b)

Heirs, Successors and Assigns.  This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party, except that the Company may, without any further consent of Campbell, assign or delegate all or any portion of its rights and obligations under this Agreement to any corporation or other business entity (i) with which the Company may merge or consolidate, or (ii) to which the Company may sell or transfer all or substantially all of its assets or stock. Any such current or future successor to which any right or obligation has been assigned or delegated shall be deemed to be the “Company” for purposes of such rights or obligations of this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the Parties, their successors and assigns, representatives and agents, and as to Campbell, his spouse, heirs, legatees, administrators and personal representatives.

(c)

Entire Agreement.  Except as otherwise provided herein, this Agreement constitutes the exclusive and complete agreement between the Parties relating to the subject matter hereof, and this agreement supersedes all prior oral and written agreements and communications between the parties on this matter. No amendment of this Agreement shall be binding unless in writing and signed by the Parties.

(d)

Invalidity.  The provisions of this Agreement are severable. If any provision or the scope of any provision is found to be unenforceable by a court of competent jurisdiction, the other provisions or the affected provisions as reduced in scope shall remain fully valid and enforceable.

(e)

Governing Law.  This Agreement shall be governed by the substantive law of the State of Nevada.

7.

Voluntary and Knowing Action.  The Parties hereby acknowledge that they have read and understand the terms of this Agreement, and that they are voluntarily entering into this Agreement agreeing to be legally bound.

8.

Post Execution Actions.  The Company shall as soon as practicable after the execution hereof endeavor to remove Mr. Campbell from all associations, obligations or signatory authority entered into, on behalf of the Company, to include, without limitation: legal documents, financial and bank accounts, licenses, memberships, leases, and any and all other fiduciary or legal obligations.

IN WITNESS WHEREOF, the Parties have caused this Confidential Separation Agreement and Release to be executed on the date set forth below.

CAMPBELL

/s/ Sean Campbell

Dated: July 8, 2015

Sean Campbell

BLUE LINE PROTECTION GROUP, INC.

A Nevada corporation

/s/ Sean Campbell

Dated: July 8, 2015

Print Sean Campbell

Title/Position  the CEO

EXHIBIT A

RESIGNATION

Date: _8th _ day of July, 2015

The undersigned, Sean Robbie Campbell, hereby resigns as Chairman, Director, Chief Executive Officer and President of Blue Line Protection Group, Inc. (the “Company”), to be effective on date of next annual shareholder meeting of the Company when a successor director is elected. Such resignation is voluntary and without dispute or disagreement as to the business, accounting, financial, and regulatory matters of the

Additionally, I confirm that the Company does not owe me any compensation or reimbursement for expenses.

/s/ Sean Campbell___________________

Sean Robbie Campbell

Exhibit A